AMENDMENT

Reference is made to the Global Custodial Services Agreement dated as of August 22, 2011 (the “Agreement”) by and between Citibank, N.A., through its New York Office (the “Custodian’) and Diamond Hill Funds (the “Client”), References in this Amendment to Rule 17f-5 or to specific provisions of Rule 17f-5 refer to Rule l7f-5 under the Investment Company Act of 1940, as adopted on or before the date hereof. References in this Amendment to Rule 171-7 or to specific provisions of Rule 17f-7 refer to Rule 17f-7 under the Investment Company Act of 1940, as adopted on or before the date hereof.

Any capitalized term use in but not defined in this Amendment shall have the meaning defined in the Agreement.

(A)	Foreign Custody Manager:

In addition to the duties and obligations of the Custodian under the Agreement, with respect to securities and cash in such jurisdictions as the Custodian provides custody services under the Agreement for the Client, the Client desires to have the Custodian assume and discharge the responsibility of the Client’s board of directors (hereinafter the “Board”) to select, contract with and monitor certain custodians of non-U.S, assets of the Client held by the Custodian pursuant to the Agreement. The Custodian agrees to accept the delegation and to perform the responsibility as provided in this Amendment.

Therefore, the Client on behalf of the Board hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client’s “Foreign Custody Manager” (as defined in Rule 17f-5(a)(3) under the Investment Company Act of 1940, as amended from time to time), in respect to the Client’s foreign investments held from time to time by the Custodian with any Subcustodian (as defined in the Agreement) that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(l)). Foreign investments are any Securities (as defined in the Agreement) for which the primary market is outside the United States of America.

As Foreign Custody Manager, the Custodian shall:

(1)	select Eligible Foreign Custodians to serve as foreign custodians and place and maintain the Client’s foreign investments with such foreign custodians;

(2)	in selecting an Eligible Foreign Custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments including, without limitation, (those factors set forth in Rule 17f-5(c)(l)(i)- (iv);

(3)	enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

(4)	determine that the written contract with each Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices and procedures satisfy the requirements of Rule 17f-5(c)(2);

(5)	provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as the Board deems reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with an Eligible Foreign Custodian;

(6)	monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being

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understood, however, that in (the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client and shall then act in accordance with Instructions (as defined in the Agreement) with respect to the disposition of the foreign investments; and

(7)	exercise such reasonable care, prudence and diligence in serving as the Foreign Custody Manager as the Custodian exercises in performing its responsibility under the Agreement for the safekeeping of the Client’s Securities and Cash.

Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in the Agreement or this Amendment for loss or damage suffered by the Client from an act of negligence or willful misconduct on the part of the Custodian, In the event the Custodian breaches any provision of this Amendment, the Custodian shall be responsible for any loss or damage suffered by the Client only to the same extent the Custodian is liable for losses resulting from any breach of the standard of care specified in the Agreement.

Nothing in this Amendment shall require the Custodian to make any selection on behalf of the Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country’s financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to customers with regard to such countries and risk.

(B)	Eligible Securities Depositories:

(i)	The Custodian may deposit and/or maintain assets of the Client that consist of Foreign Assets (as defined in Rule 17f-5 under the Investment Company Act of 1940) only in a Clearance System located outside of the United Slates of America that the Custodian has determined satisfies the requirements of Rule 17f-7(b)(I) as an Eligible Securities Depository, as defined therein. In such manner as the Custodian deems reasonable, the Custodian shall give the Client prompt notice of any material change known to the Custodian that would adversely effect the Custodian’s determination that a Clearance System is an Eligible Securities Depository.

(ii)	The Custodian shall provide the Client (or its duly-authorized investment manager or investment adviser) with an analysis (in form and substance as reasonably determined by the Custodian) of the custody risks associated with maintaining securities with each Eligible Securities Depository in accordance with Rule l7f-7(a)(l)(i)(A). The Custodian shall monitor such custody risks on a continuing basis and in such manner as the Custodian deems reasonable, shall promptly notify the Client (or is duly-authorized investment manager or investment adviser) of any adverse material changes in such risks in accordance with Rule 17f-7(a)(l)(i)(B).

(iii)	The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in this Amendment as the Custodian exercises in performing its other responsibilities under the Agreement.

(iv)	In performing its obligations under this Amendment, the Custodian may obtain information from sources the Custodian believes to be reliable, but the Custodian does not warrant its completeness or accuracy and has no duly to verify or confirm any such information. The Custodian is not obligated to make any determination regarding whether any Eligible Securities Depository provides reasonable care for Foreign Assets or to provide any information or evaluation comparing any Eligible Securities Depository to any other Clearance System or any existing or proposed standards for securities depositories.

(v)	Upon the receipt of Instructions, as specified in the Agreement, the Custodian shall withdraw securities from any Clearance System to the extent and as soon as reasonably practicable; provided, however, the Custodian shall have no obligation to obtain, safekeep or provide any services in respect of any certificated or physical security in any jurisdiction where the Custodian does not offer or provide such services generally to customers within that jurisdiction.

(C)	Performance Liability:

In the event the Custodian breaches any provision of this Amendment, the Custodian will be responsible for any loss or damage suffered by the Client only to the same extent the Custodian is liable for losses resulting from any breach of the standard of care specified in the Agreement.

(D)	Termination;

(i)	The Client may terminate this delegation upon written notice to the Custodian.

(ii)	The Custodian may terminate its acceptance of this delegation in regard to acting as Foreign Custody Manager or its obligation to make the determination or provide the analysis and monitoring in regard to Eligible Securities Depositories upon ninety (90) days written notice to the Client.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the 22nd day of August 2013, by their respective officers thereunto duly authorized.

CITIBANK, N.A.,		DIAMOND HILL FUNDS

By:	/s/ Steven P. Wager	By:	/s/ James F. Laird
Name:	Steven P. Wager	Name:	James F. Laird
Title:	Vice President	Title:	President

Diamond Hill Citi Securities and Fund Services - Americas Global Window

Country	Safekeeping Fee for Equities (bps)	Transaction Fee for Equities (US$)	Safekeeping Fee for Fixed Income (bps)	Transaction Fee for Fixed Income (US$)
ARGENTINA	12.00	45.00	12.00	45.00
AUSTRALIA	1.25	20.00	1.25	20.00
AUSTRIA	2.75	20.00	2.00	20.00
BAHRAIN	38.00	130.00	38.00	130.00
BANGLADESH	40.00	150.00	40.00	150.00
BELGIUM	1.50	20.00	1.25	20.00
BERMUDA	38.00	125.00	38.00	125.00
BOSNIA	60.00	170.00	60.00	170.00
BOTSWANA	40.00	125.00	40.00	125.00
BRAZIL	12.00	35.00	12.00	35.00
BULGARIA	20.00	140.00	20.00	100.00
CANADA	1.00	12.50	1.00	12.50
CHILE	12.00	50.00	12.00	50.00
CLEARSTREAM	4.00	25.00	1.00	10.00
CLEARSTREAM VESTIMA	1.75	17.50	1.75	17.50
COLOMBIA	28.00	60.00	28.00	60.00
COSTA RICA	40.00	70.00	40.00	70.00
CROATIA	38.00	80.00	38.00	80.00
CYPRUS	6.00	20.00	5.00	20.00
CZECH REPUBLIC	12.00	30.00	9.00	30.00
DENMARK	1.00	20.00	1.00	20.00
DUBAI	38.00	130.00	38.00	130.00
EGYPT	16.00	40.00	16.00	40.00
ESTONIA	20.00	30.00	20.00	30.00
EUROCLEAR DEPOSITORY	4.00	25.00	1.00	10.00
EUROCLEAR FUNDSETTLE	1.75	15.00	1.75	15.00
FINLAND	1.00	20.00	1.00	20.00
FRANCE	1.00	15.00	1.00	15.00
GERMANY	1.00	15.00	1.00	15.00
GHANA	40.00	125.00	40.00	125.00
GREECE	9.00	25.00	8.00	25.00
HONG KONG	2.25	20.00	2.25	20.00
HONG KONG/CHINA	7.00	35.00	7.00	35.00
HUNGARY	9.00	35.00	7.00	35.00
ICELAND	5.00	17.50	5.00	17.50
INDIA	7.00	35.00	7.00	35.00
INDONESIA	6.00	35.00	6.00	35.00
IRELAND	0.75	12.50	0.75	12.50
ISRAEL	10.00	40.00	10.00	40.00
ITALY	1.00	15.00	1.00	15.00
JAMAICA	35.00	100.00	35.00	100.00
JAPAN	1.25	15.00	1.25	15.00
JORDAN	35.00	100.00	35.00	100.00
KAZAKHSTAN	38.00	130.00	38.00	130.00
KENYA	40.00	125.00	40.00	125.00
KUWAIT	38.00	130.00	38.00	130.00
LATVIA	20.00	15.00	20.00	15.00
LEBANON	38.00	130.00	38.00	130.00
LITHUANIA	25.00	40.00	25.00	40.00
MALAYSIA	5.00	35.00	6.00	35.00
MALIA	22.00	80.00	22.00	80.00
MAURITIUS	38.00	140.00	38.00	140.00
MEXICO	3.00	18.00	3.00	18.00
MOROCCO	28.00	80.00	28.00	80.00
NAMIBIA	40.00	125.00	40.00	125.00
NETHERLANDS	1.00	15.00	1.00	15.00
NEW ZEALAND	2.00	20.00	2.00	20.00
NIGERIA	60.00	125.00	60.00	125.00
NORWAY	1.00	20.00	1.00	20.00
OMAN	38.00	130.00	38.00	130.00
PANAMA	35.00	120.00	35.00	120.00
PAKISTAN	18.00	60.00	18.00	60.00
PALESTINE	38.00	130.00	38.00	130.00
PERU	27.00	65.00	27.00	65.00
PHILIPPINES	6.00	35.00	6.00	35.00
POLAND	12.00	35.00	10.00	35.00
PORTUGAL	5.00	25.00	4.00	25.00
QATAR	38.00	130.00	38.00	130.00
ROMANIA	20.00	65.00	20.00	65.00
RUSSIA	18.00	75.00	18.00	75.00
SAUDI ARABIA	38.00	130.00	38.00	130.00
SERBIA	75.00	170.00	75.00	170.00
SINGAPORE	3.00	30.00	3.00	30.00
SLOVAKIA	25.00	60.00	25.00	60.00
SLOVENIA	35.00	90.00	35.00	90.00
SOUTH AFRICA	2.00	18.00	2.00	18.00
SOUTH KOREA	4.00	20.00	4.00	20.00
SPAIN	1.00	15.00	1.00	15.00
SRI LANKA	15.00	75.00	15.00	75.00
SWEDEN	1.00	15.00	1.00	15.00
SWITZERLAND	1.00	15.00	1.00	15.00
TAIWAN	9.00	35.00	9.00	35.00
THAILAND	6.50	30.00	6.50	30.00
TUNISIA	45.00	40.00	15.00	40.00
TURKEY	10.00	35.00	10.00	35.00
UGANDA	40.00	125.00	40.00	125.00
UKRAINE	35.00	90.00	35.00	90.00
UNITED KINGDOM	0.75	10.00	0.75	10.00
URUGUAY	35.00	120.00	35.00	120.00
VENEZUELA	35.00	120.00	35.00	120.00
VIETNAM	28.00	85.00	28.00	85.00
ZAMBIA	40.00	125.00	40.00	125.00
ZIMBABWE	40.00	125.00	40.00	125.00

Diamond Hill Citi Securities and Fund Services - Americas Global Window

Billing Policy and Minimum Fee:
All fees will be directly debited from the respective custody account A minimum custody only monthly fee of $3,000.00 will apply to each relationship[1]

Additional Standard Fees:	Fees (USD)
Manual instruction (Fax/Telex): additional per settlement & corporate action	10.00
Rate instruction additional per settlement	15.00
Repair of Electronic Instruction additional per item	10.00
Cancellations: per instruction	10.00
Physical Settlements	25.00
Same Day Settlement	5.00
Free Cash Receipt	Waived
Free Cash Payment	Waived
Structured 3rd party IX messages (Convertible currencies)	40.00
Corporate Action Processing per Event (per account)	Waived
Income Processing per Event (per account)	Waived
Proxy Voting (per event notification)	Waived
Proxy Voting (per instruction per client)	Waived
Executive Reporting (per account annually)	250.00
Block Trading (applied to the second and each additional “legs” settled)	Waived
Implementation Fee (one time)[2]	Waived

Taxation Services:	Fees (USD)
Net respective Tax Reclaim (per submission)	130.00
Customized Exceptional Report Requests	Waived
Exceptional Certification and Issuance of Documentation	Waived
Business As Usual Tax Reclaim (per submission by post)	25.00
Business As Usual Tax Reclaim (per submission by electronic means)	15.00
Stamp Duty Tax Reclaims (SDRT)	25.00

Out-of-Pocket Expenses:
All charges will be payable by the client where appropriate. These include, but are not limited to:
Re Registration Fees
Stamp Duties
Crest Fines / Fines from any other Depository
Depository Charges (ICSD Euclid reporting, account maintenance, ADR & Depository Receipt Fees, etc.)
Fiscalization Levels
Notarization and Consularization Fees
Stock Certificate Splits
Crossing of Stocks
Turnover Taxes
Scrip Fees
Transportation/Courier/Postage Charges

Unpriced Securities:

Bond value will be assessed at Par and safekeeping charges will be applied at the listed market rate.

Equities will be valued at $1.00 per share and safekeeping charges will be applied at the listed market rate.

Dormant Account Fee:
An account which does not exhibit any activity for a period of 12 months will be considered a Dormant Account. Citi reserves the right to charge a Dormant Account fee of $250.00 per Dormant Account.

Price Protection:

During the term, Citibank, N.A. will be authorized on an annual basis to increase any fees payable hereunder on an annual basis by the lesser of (i) 5% for each 12 month period, and (ii) the percentage rate of increase in the Consumer Price Index Urban Wage Earners and Clerical Workers (CPI-W) from the preceding calendar year as determined by the US Bureau of Labor Statistics. Citibank, N.A. will give Diamond Hill written notice of such increases 60 days prior to each anniversary date of the Agreement.

Customized Reports:

A one-time customization charge may apply for the provision of specialized reports. Pricing is available upon request.

Additional charges may apply for the provision of customized reports within a production environment.

Notes:
[1] Minimums do not apply if the fees for the custody asset based charges produce greater revenue than the relationship minimum would produce on an aggregate basis.

Accepted by: Diamond Hill		Accepted by: Citibank, N.A.

Name	/s/ James F. Laird	Name	/s/ Steven P. Wager
	James F. Laird		Steven P. Wager
Title	President	Title	Vice President
Date	8/22/13	Date